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                          Exhibit 10.7

                        PROMISSORY NOTE

$800,000.00                                       January 6, 1997
                                             Louisville, Kentucky


     For value received, STRATEGIA CORPORATION, a Kentucky corporation (the "Maker"), hereby promises to pay to the order of EPI CORPORATION, a Kentucky corporation (the "Lender"), the principal sum of Eight Hundred Thousand Dollars ($800,000.00), together with interest on the principal balance of this Note from time to time outstanding at an annual rate equal to the "Prime Rate," as from time to time in effect, PLUS one and one-half percent (1 1/2%). Interest on this Note shall accrue from the date of this Note until the entire principal balance of and all accrued interest on this Note have been paid in full.

     The term of this Note shall be ninety (90) days including the date of this Note. On April 5, 1997, the Maker shall pay to the holder of this Note the entire outstanding principal balance of, and all accrued but unpaid interest due under, this Note.

This Note is a renewal promissory note to supersede promissory notes dated July 13, 1992 (the "Original Note") for $300,000 and an additional $500,000 loan on January 17, 1995 (the "Subsequent Note") extended by Lender to Maker. The Original Note and the Subsequent Note were issued in connection with a Security Agreement (the "Security Agreement") and a Second Mortgage (the "Mortgage"), respectively, between the Maker and the Lender and dated as of the date of the Original Note and amended as of January 17, 1995. This Note is secured as provided in the Security Agreement and in the Mortgage, and references therein to the "Note" shall hereafter relate to this Note. Upon delivery of this Note, the Subsequent Notes shall terminate and be of no further force or effect.

     All payments of principal and interest on this Note shall be paid to the holder at EPI Corporation, 9707 Shelbyville Road, Louisville, Kentucky 40223, or to such other person or entity or at such other place as may be designated in writing by the holder of this Note.

     As used in this Note, "Prime Rate" shall mean the annual interest rate most recently published in THE WALL STREET JOURNAL, Midwest Edition, from time to time, which is designated as the Prime Rate. The interest rate of this Note shall be adjusted, from time to time, on the same day on which the Prime Rate is published in THE WALL STREET JOURNAL, Midwest Edition. As of the date of this Note, the Prime Rate is 8.25%, and the annual interest rate for this Note is 9.75%. All interest on this Note shall be computed on the basis of the actual number of days elapsed over an assumed year of three hundred sixty (360) days. Interest shall accrue and shall have accrued from the date of this Note even if it


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is signed at a later date.

     The Maker may prepay, in whole or in part, the principal of this Note without premium or penalty. All prepayments shall, at the holder's option, first be applied to applicable costs and penalties, next to accrued interest, and finally to the principal balance.

     Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Security Agreement or the Mortgage, or of any of such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal of this Note.

     The occurrence of an Event of Default (as defined in the Security Agreement or in the Mortgage) shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare the entire outstanding principal balance of, and all accrued but unpaid interest on, this Note to be immediately due and payable.

     If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including, without limitation, any bankruptcy court, the Maker promises to pay to the order of the holder hereof such holder's reasonable attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

     This Note has been delivered in, and shall be governed by and construed in accordance with, the laws (including, without limitation, the conflicts of law rules) of the Commonwealth of Kentucky.

     Except as otherwise expressly provided herein or in the Security Agreement or in the Mortgage, all parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States of America or any state thereof. The holder of this instrument may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser,

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accommodation party or any other party to this Note (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this Note,
(5) justifiably or otherwise, impair any collateral securing this Note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.


                                   STRATEGIA CORPORATION


                                   By /s/Richard W. Smith
                                      -----------------------------------------

                                   Title: President
                                          -------------------------------------



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